3DIcon Corporation Announces Senior Management Changes

TULSA, OK -- (Marketwire) – November 5, 2013 -- 3DIcon Corporation (OTCQB: TDCP)(the “Company”), a developer of three-dimensional projection display technologies, today announced a restructuring of its corporate management team. Effective immediately, Victor F. Keen, the current Co-Chair of the 3DIcon Board of Directors, will assume the role of Interim CEO. Current CEO, Mark Willner, has stepped down and will assume a strategic consulting role with the Company, focusing his efforts on the commercialization of and business development for the Company’s patented 3D display technology, CSpace®.

“Mark has done an outstanding job of furthering our technology and establishing strategic relationships for the Company. This management change will enable Mark to devote his full attention to these activities while I provide overall direction and management of the Company moving forward,” said Interim CEO Victor Keen. “We would like to thank Mark for the many contributions he has made while running this Company over the last 18 months.”

“Moving forward, the Company anticipates it will continue to execute on its strategic plan in progressing our technology, along with actively pursuing additional partnerships and larger government grants,” Keen added. “These moves were an effort to align all shareholder interests and position the company for future growth.”

Mr. Willner commented, “Victor brings a wealth of public company management expertise to the Company that we can now fully utilize with him as CEO. With Victor focusing on leadership, management, and finance for the Company, I will be able to devote more of my time to what I do best: technology commercialization and business development. I am delighted to be working with and for Victor.”

Mr. Keen became involved in 3DIcon in 2009 as an active shareholder and currently holds the single largest position in the Company. Mr. Keen is a graduate of Harvard Law School and Trinity College. Until recently he was the chair of the Tax Practice Group at Duane Morris LLP, an international law firm and one of the 100 largest law firms in the world with more than 800 attorneys. Mr. Keen has become Of Counsel to the firm and devotes the majority of his time to his business and charitable board memberships as well as real estate investments in New York City. For more than ten years Mr. Keen served on the board of Research Frontiers (NASDAQ: REFR), a developer of “Smart Glass” through licensees around the world. For more than five years he also served as the head of the Compensation Committee for Research Frontiers. Mr. Keen holds the position of Board Observer for Egenix, Inc., a bioresearch firm focusing on developing treatments for several specific cancers. Mr. Keen has been an active investor in a number of private companies, both start up and later stage, including: Lending Tree, acquired by IAC Interactive Corp. (NASDAQ:IACI); Circle Lending, Inc., now part of Richard Branson’s Virgin Group; and Rollover Systems, Inc., a privately held company involved in the matching of individual IRA/pension accounts with appropriate managers.

About 3DIcon Corporation

3DIcon Corporation is a developer of projection 3D display technologies. The Company's patented volumetric 3D display technology, CSpace®, is being developed to produce 360-degree viewable, high-resolution, color images, and is intended for use in government and industrial applications such as air traffic control, medical imaging, automotive & aerospace design, geological visualization, weather visualization, battle space visualization, and cargo / baggage / people scan visualization. The company also sells a software product, Pixel Precision®, a simple-to-use image creation / manipulation tool for engineers developing systems based on Texas Instruments' DLP® line of products. For more information please visit www.3dicon.net.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

With the exception of historical information, the matters discussed in this news release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of 3DIcon could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations, inability to hire and retain qualified personnel, and changes in the general economic climate. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by 3DIcon, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact:

CONTACT:
3DIcon Corporation
Judy Keating
918-494-0509